As filed with the Securities and Exchange Commission on November 3, 2023

Commission File No. 333-275073

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

bioAffinity Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-5211056
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22211 W. Interstate 10, Suite 1206, San Antonio, Texas	78257
(Address of Principal Executive Offices)	(Zip Code)

bioAffinity Technologies, Inc.

Amended and Restated 2014 Equity Incentive Plan

(Full title of the plan)

Maria Zannes

President and Chief Executive Officer

22211 W Interstate 10

Suite 1206

San Antonio, Texas 78257

(210) 698-5334

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

With copies to:

Leslie Marlow, Esq.

Melissa Palat Murawsky, Esq.

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 885-5358

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

bioAffinity Technologies, Inc. (the “Company”) hereby amends its original Registration Statement on Form S-8 (File No. 333-275073) filed with the Securities and Exchange Commission (the “Commission”) on October 18, 2023 (the “Original Filing”) solely for the purpose of updating the exhibit index to include Exhibit 23.3 and to file Exhibit 23.3. Exhibit 23.3 is the consent of WithumSmith+Brown, PC related to the financial statements of Village Oaks Pathology Services, P.A. d/b/a Precision Pathology Services at December 31, 2022, and for the year ended December 31, 2022 (the “Auditor’s Consent”). The Auditor’s Consent was inadvertently omitted from the Original Filing. This filing is being made solely to update the exhibit index and provide the Auditor’s Consent and does not update, amend, or modify any other information, statement or disclosure contained in or filed with the Original Filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.

3.1	Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on March 26, 2014 (incorporated by reference to Exhibit 3.1 of the Registrant’s Form S-1 (File No. 333-274608), as filed with the Commission on September 20, 2023).

3.2	Amended and Restated Bylaws of Registrant (Incorporated by reference as Exhibit 3.6 to the Registrant’s Form S-1/A (File No. 333-264463) filed with the SEC on June 16, 2022)

3.3	Certificate of Amendment to the Certificate of Incorporation of Registrant, as filed with the Delaware Secretary of State on May 31, 2016 (incorporated by reference to Exhibit 3.3 of the Registrant’s Form S-1 (File No. 333-274608), as filed with the Commission on September 20, 2023).

3.4	Certificate of Designation of Series A Convertible Preferred Stock of the Registrant filed with the Delaware Secretary of State on July 13, 2017 (Incorporated by reference as Exhibit 3.4 to the Registrant’s Form S-1/A (File No. 333-264463) filed with the SEC on May 25, 2022)

3.5	Certificate of Amendment to the Certificate of Incorporation of Registrant, as filed with the Delaware Secretary of State on November 29, 2021(incorporated by reference to Exhibit 3.5 of the Registrant’s Form S-1 (File No. 333-274608), as filed with the Commission on September 20, 2023).

3.6	Certificate of Amendment to the Certificate of Incorporation of Registrant, as filed with the Delaware Secretary of State on June 23, 2022 (Incorporated by reference as Exhibit 3.2 to the Registrant’s Form S-1/A (File No. 333-264463) filed with the SEC on May 25, 2022)

3.7	Certificate of Amendment to the Certificate of Incorporation of Registrant, as filed with the Delaware Secretary of State on June 6, 2023 (Incorporated by reference as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41463) filed with the SEC on June 7, 2023)

4.1	bioAffinity Technologies, Inc. Amended and Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 7, 2023).

5.1*	Opinion of Blank Rome LLP.

23.1*	Consent of WithumSmith+Brown, PC.

23.2*	Consent of Blank Rome LLP (included in Exhibi 5.1).

23.3	Consent of WithumSmith+Brown, PC., independent registered public accounting firm for Village Oaks Pathology Services, P.A.

24.1*	Power of Attorney (included on the signature page to the Original Filing).

107.1*	Filing Fee Table

*Previously filed with Original Filing.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Original Filing to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on November 3, 2023.

bioAffinity Technologies, Inc.

By:	/s/ Maria Zannes
Maria Zannes
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Original Filing has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Maria Zannes	President and Chief Executive Officer	November 3, 2023
Maria Zannes	(Principal Executive Officer) and Director

*	Chief Financial Officer	November 3, 2023
Michael Dougherty	(Principal Financial and Accounting Officer)

*	Director	November 3, 2023
Steven Girgenti

*	Director	November 3, 2023
Robert A. Anderson

*	Director	November 3, 2023
Stuart Diamond

*	Director	November 3, 2023
Peter S. Knight

*	Director	November 3, 2023
Mohsin Y. Meghji

*	Director	November 3, 2023
Gary Rubin

*	Director	November 3, 2023
Roby Joyce, MD

*By:	/s/ Maria Zannes
Maria Zannes Attorney-in-Fact

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